QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24.1

POWER OF ATTORNEY
OWENS-ILLINOIS GROUP, INC.

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint James W. Baehren, Jeffrey A. Denker, or either of them, individually, as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation and post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ JOSEPH H. LEMIEUX Joseph H. Lemieux	Chairman and Chief Executive Officer (Principal Executive Officer)	August 5, 2003
/s/ THOMAS L. YOUNG Thomas L. Young	President (Principal Financial Officer); Director	August 5, 2003
/s/ JAMES W. BAEHREN James W. Baehren	Vice President and Secretary; Director	August 5, 2003
/s/ EDWARD C. WHITE Edward C. White	Controller and Chief Accounting Officer (Principal Accounting Officer); Director	August 5, 2003

POWER OF ATTORNEY
OWENS-BROCKWAY GLASS CONTAINER INC.

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint James W. Baehren, Jeffrey A. Denker, or either of them, individually, as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation and post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ JOSEPH H. LEMIEUX Joseph H. Lemieux	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer); Director	August 5, 2003
/s/ THOMAS L. YOUNG Thomas L. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer); Director	August 5, 2003
/s/ GARY F. COLTER Gary F. Colter	Director	August 5, 2003
/s/ ROBERT J. DINEEN Robert J. Dineen	Director	August 5, 2003
/s/ EDWARD A. GILHULY Edward A. Gilhuly	Director	August 5, 2003
James H. Greene, Jr.	Director	August 5, 2003
Anastasia D. Kelly	Director	August 5, 2003
John J. McMackin, Jr.	Director	August 5, 2003
/s/ MICHAEL W. MICHELSON Michael W. Michelson	Director	August 5, 2003

George R. Roberts	Director	August 5, 2003
/s/ EDWARD C. WHITE Edward C. White	Vice President and Controller (Principal Accounting Officer)	August 5, 2003

QuickLinks

POWER OF ATTORNEY OWENS-ILLINOIS GROUP, INC.
POWER OF ATTORNEY OWENS-BROCKWAY GLASS CONTAINER INC.